Concurrent Computer Corporation
2 Crescent Place
Oceanport, New Jersey 07757

        Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        I am the General Counsel of Concurrent Computer Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the preparation and filing of a registration statement on Form S-8 with the Securities and Exchange
Commission (the "Registration Statement") for the proposed offering of an aggregate of 1,950,000 shares (the "Shares") of Common Stock ("Common Stock"), par value $0.01 per share, reserved for issuance pursuant to the terms of the Company's Employee Stock Purchase Plan, 1991 Restated Stock Option Plan and Retirement Savings Plan (the "Plans").

        In so acting, I have examined (originals or copies thereof, certified or otherwise identified to my satisfaction) such documents, corporate records, certificates of public officials and of officers of the Company and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable to enable me to render the opinions expressed herein.

        Based on the foregoing, I am of the opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        2. The Shares being sold pursuant to the Plans have been duly authorized and, upon issuance in accordance with the provisions of the Plans, will be legally and validly issued, fully paid and non-assessable.

        Please be advised that I am admitted to practice law in the States of New York and New Jersey and am familiar with the General Corporation Law of the State of Delaware and do not purport to be an expert in, and express no opinion herein concerning, any law other than the laws of the States of New
York and New Jersey, the Federal law of the United States of America and the General Corporation Law of the State of Delaware.

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement.

                                                        Sincerely,

                                                        /s/ Kevin J. Dell
                                                        Vice President
                                                        General Counsel and
                                                        Assistant Secretary
                                                        Concurrent Computer
                                                        Corporation




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